Exhibit 10.1

                     AMENDMENT TO SECURED PROMISSORY NOTE


          Amendment, dated as of July 31, 1999, between Homestead Village Incorporated, a Maryland corporation ("Homestead"), and David C. Dressler, Jr. ("Dressler").

         WHEREAS, Dressler executed a Secured Promissory Note, dated October 15, 1996 (the "Note") under which Dressler borrowed $250,000 from Homestead to purchase 25,000 shares of Homestead Common Stock at $10.00 per share (the "Shares"), which Shares are pledged to Homestead as collateral for the Note; and

         WHEREAS, the principal and interest on the Note is $260,077.05 as of July 8, 1999; and

         WHEREAS, the fair market value of the Shares as of July 8, 1999 is $2.1875 per Share, or a total of $54,687.50; and

         WHEREAS, Homestead and Dressler wish to adjust the Note:

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. The principal and interest on the Note as of July 8, 1999, shall be reduced to $54,687.50. It is intended that this loan adjustment qualify under
Section 108(e)(5) of the Internal Revenue Code.

         2. Except as amended hereby, the Secured Promissory Note shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of July 31, 1999.

                                             HOMESTEAD VILLAGE INCORPORATED



                                             By: /S/C. RONALD BLANKENSHIP
                                                 ________________________

                                             Title: Interim Chairman and
                                                    Chief Executive Officer
                                                 ________________________


                                              /S/ DAVID C. DRESSLER, JR.
                                                 ________________________

                                              David C. Dressler, Jr.